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                                                                    EXHIBIT 21.1

                           LIST OF MAXTOR SUBSIDIARIES

As of May 23, 2001, the Company owns or controls the common stock of the following subsidiaries.

Subsidiaries:

                                                                  Organized Under
Subsidiary                             % of Ownership             the Laws of
----------                             --------------             ---------------
Maxtor Asia Pacific Limited                 100%                  Hong Kong
Quantum Hong Kong Limited (1)               100%                  Hong Kong
Maxtor Disc Drives Pty Limited              100%                  Australia
Maxtor Europe GmbH                          100%                  Germany
Quantum GmbH (1)                            100%                  Germany
Maxtor Europe Limited                       100%                  United Kingdom
Quantum Peripherals Products Ltd (1)        100%                  United Kingdom
Maxtor International SARL                   100%                  Switzerland
Maxtor Europe SARL                          100%                  France
Quantum France SARL (1)                     100%                  France
Maxtor Japan Limited                        100%                  Japan
Quantum Storage Japan KK (1)                100%                  Japan
Maxtor Korea Limited                        100%                  Republic of Korea
Maxtor (ROK) Corporation                    100%                  Republic of Korea
Maxtor Ireland Limited                      100%                  Ireland
Maxtor Peripherals (S) Pte. Limited         100%                  Singapore
Quantum Asia-Pacific Pte. Limited (1)       100%                  Singapore
Maxtor Sales Private Limited                100%                  Singapore
Maxtor Malaysia Sdn Bhd                     100%                  Malaysia
Maxtor Receivables Corporation              100%                  California
Maxtor Thailand Limited                     100%                  Thailand
Maxtor Global Ltd.                          100%                  Bermuda
Maxtor (Gibraltar) Limited                  100%                  Gibraltar

(1) The Company is in the process of changing the names of all of its Quantum subsidiaries acquired in the merger which closed on Monday, April 2, 2001.